UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Russell Investment Funds

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RUSSELL INVESTMENT FUNDS

1301 Second Avenue

18th Floor

Seattle, WA 98101

November 3, 2015

AGGRESSIVE EQUITY FUND

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

REGARDING A RECENT MONEY MANAGER EVENT

An Information Statement regarding a recent money manager event related to the Aggressive Equity Fund (the “Fund”), a series of Russell Investment Funds (“RIF”), is available for your review. This Notice presents only an overview of the more complete Information Statement that is available to you on the internet or by mail.

The Fund is not soliciting proxy or consent authority, but is furnishing an Information Statement pursuant to Rule 14a-16 and 14c-2 under the Securities Exchange Act of 1934, as amended.

Although you are not a shareholder in the Fund, your purchase payments and the earnings thereon under your variable annuity or variable life insurance contracts issued by your insurance company are invested in a sub-account of a separate account established by your insurance company. This sub-account invests in shares of the Fund. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a recent money manager event related to the Fund. Specifically, the Board of Trustees of RIF (the “Board”) has approved the selection of DePrince, Race & Zollo (“DePrince”), Monarch Partners Asset Management LLC, RBC Global Asset Management (U.S.) Inc. (“RBC”), Snow Asset Management, LLC, and Timpani Asset Management LLC to serve as non-discretionary money managers to the Fund. At the same time, the Board approved the termination of Conestoga Capital Advisors, LLC, Jacobs Levy Equity Management and Ranger Investment Management, L.P. as money managers to the Fund. In addition, the Board approved the termination of DePrince and RBC as discretionary money managers to the Fund. These changes became effective on September 10, 2015.

RIF’s investment adviser is Russell Investment Management Company (“RIMCo”). The Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order granted to RIMCo and RIF by the Securities and Exchange Commission. The order permits RIMCo to hire a money manager at any time, subject to the approval of the Fund’s Board, without a shareholder vote. Shareholders of the Fund must be provided with specified information within 90 days of the hiring of any new money manager. The order allows the Fund, in lieu of physical delivery of the Information Statement, to make the Information Statement available online.

The full Information Statement will be available on RIF’s website at http://hosted.rightprospectus.com/RIF/ until at least 90 days after this notice was sent to you. A paper or email copy of the full Information Statement or other Fund related information may be obtained, without charge, by calling 1-800-787-7354 or emailing service@russell.com.

If you want to receive more information regarding these recent money manager events, you may request a paper or email copy of the Information Statement per the instructions above. You must request a paper copy of the Information Statement by the 90th day after this notice was sent to you in order to receive timely delivery.

There is no charge to you for requesting a copy.

RUSSELL INVESTMENT FUNDS

1301 Second Avenue

Seattle, Washington 98101

November 3, 2015

To Shareholders of the Aggressive Equity Fund (the “Fund”):

Enclosed is an Information Statement of Russell Investment Funds (“RIF”) that details a recent money manager event related to the Fund. Specifically, the Board of Trustees of RIF (the “Board”) has approved the selection of DePrince, Race & Zollo (‘DePrince”), Monarch Partners Asset Management LLC (“Monarch”), RBC Global Asset Management (U.S.) Inc. (“RBC”), Snow Asset Management, LLC (“Snow”), and Timpani Asset Management LLC (“Timpani”) to serve as non-discretionary money managers to the Fund. At the same time, the Board approved the termination of Conestoga Capital Advisors, LLC, Jacobs Levy Equity Management and Ranger Investment Management, L.P. as money managers to the Fund. In addition, the Board approved the termination of DePrince and RBC as discretionary money managers to the Fund. These changes became effective on September 10, 2015.

The attached Information Statement provides information about DePrince, Monarch, RBC, Snow and Timpani, the new portfolio management contracts with DePrince, Monarch, RBC, Snow and Timpani and the Board’s considerations in approving the new portfolio management contracts.

Please note that the Fund is not required to obtain shareholder approval for these money manager events. We are not asking you for a proxy and you are requested not to send us a proxy.

If you have any questions regarding the Information Statement, please call 1-800-787-7354. A paper or email copy of the attached Information Statement may be obtained, without charge, by calling 1-800-787-7354.

Sincerely,

Jessica Gates

Assistant Secretary

Russell Investment Funds

RUSSELL INVESTMENT FUNDS

1301 Second Avenue

Seattle, Washington 98101

INFORMATION STATEMENT

AGGRESSIVE EQUITY FUND

Under the terms of an exemptive order (the “Order”) issued by the Securities and Exchange Commission (“SEC”), this document is an Information Statement and is being furnished to shareholders of the Aggressive Equity Fund (the “Fund”), a series of Russell Investment Funds (“RIF”). Russell Investment Management Company (“RIMCo”) serves as the investment adviser of the Fund.

As of September 10, 2015, the Fund employs a multi-manager approach whereby RIMCo manages a portion of the Fund’s assets based upon model portfolios provided by multiple non-discretionary money managers unaffiliated with RIMCo who employ distinct investment styles. The Fund’s money managers have non-discretionary asset management assignments pursuant to which they provide a model portfolio to RIMCo representing their investment recommendations, based upon which RIMCo purchases and sells securities for the Fund. RIMCo also manages the portion of the Fund’s assets that RIMCo determines not to manage based upon model portfolios provided by the Fund’s money managers. RIMCo, as the Fund’s adviser, may change the allocation of the Fund’s assets among money manager strategies at any time. The Order permits RIMCo to hire a money manager at any time, subject to the approval of the Board of Trustees of RIF (the “Board”), without a shareholder vote. Pursuant to the terms of the Order, the Fund is required to notify its shareholders within 90 days of when a new money manager is hired for the Fund.

Change of Money Managers

On August 25, 2015, the Board authorized the signing of portfolio management contracts to engage DePrince, Race & Zollo (“DePrince”), Monarch Partners Asset Management LLC (“Monarch”), RBC Global Asset Management (U.S.) Inc. (“RBC”), Snow Asset Management, LLC (“Snow”), and Timpani Asset Management LLC (“Timpani”) as non-discretionary money managers with respect to a portion of the assets of the Fund determined by RIMCo. On that same date, the Board also authorized the termination of similar portfolio management contracts with Conestoga Capital Advisors, LLC (“Conestoga”), Jacobs Levy Equity Management, Inc. (“Jacobs”) and Ranger Investment Management, L.P. (“Ranger”) and the termination of DePrince and RBC as discretionary money managers to the Fund. On August 25, 2015, the portfolio management contracts with DePrince and RBC were terminated and on September 10, 2015, the portfolio management contracts with Conestoga, Jacobs and Ranger were terminated.

Portfolio Management Contracts

Effective August 25, 2015, RIMCo, as fiduciary for RIF, entered into new portfolio management contracts with DePrince, Monarch, RBC, Snow and Timpani. Each contract will continue until August 31, 2016. Thereafter, each contract will continue in effect for successive annual periods if its continuance has been specifically approved at least annually by RIF’s Board, including the affirmative vote of a majority of the Trustees who are not parties to the contract, or “interested persons” (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of considering such approval. Each contract is automatically terminated if assigned. Each contract may be terminated without payment of any penalty by RIMCo or RIF immediately upon written notice to DePrince, Monarch, RBC, Snow and Timpani, respectively, and by DePrince, Monarch, RBC, Snow and Timpani, respectively, upon 30 days’ written notice to RIMCo.

Board Approval of Portfolio Management Contracts

In evaluating the portfolio management contracts with DePrince, Monarch, RBC, Snow and Timpani, respectively, the Board considered that the Fund, in employing a manager-of-managers method of investment, operates in a manner that is distinctly different from most other investment companies. In the case of most other investment companies, an advisory fee is paid by the investment company to its adviser which in turn, employs and compensates individual portfolio managers to make specific securities selections consistent with the adviser’s style and investment philosophy. In the case of the Fund, an advisory fee is paid by the Fund to RIMCo which in turn compensates the money manager firms hired to make specific securities selections or recommendations.

The Board considered that RIMCo (rather than any money manager) is responsible under the investment advisory agreement for determining, implementing and maintaining the investment program for the Fund. Assets of the Fund generally have been allocated among the strategies of multiple non-discretionary money managers.

RIMCo is responsible for selecting, subject to Board approval, money managers for the Fund and for actively managing allocations and reallocations of assets among the money managers’ strategies. The Board has been advised that RIMCo’s goal is to construct and manage diversified portfolios in a risk aware manner. Each money manager for the Fund in effect performs the function of an individual portfolio manager who is responsible for recommending portfolio securities for the portion of the Fund assigned to it by RIMCo (each, a ‘‘segment’’) in accordance with the Fund’s applicable investment objective, policies and restrictions, any constraints placed by RIMCo upon its recommendation of portfolio securities and the money manager’s specified role in the Fund. RIMCo is responsible for communicating performance expectations to each money manager; supervising compliance by each money manager with the Fund’s investment objective and policies; authorizing money managers to recommend certain investment strategies for the Fund; and recommending annually to the Board whether portfolio management contracts should be renewed, modified or terminated. In addition to its annual recommendation as to the renewal, modification or termination of portfolio management contracts, RIMCo is responsible for recommending to the Board the additions of new money managers or terminations or replacements of existing money managers at any time when, based on RIMCo’s research and ongoing review and analysis, such actions are appropriate. RIMCo may impose specific investment constraints from time to time for each money manager intended to capitalize on the strengths of that money manager or to coordinate the investment activities of money managers for the Fund in a complementary manner. Therefore, RIMCo’s selection of money managers is made not only on the basis of performance considerations but also on anticipated compatibility with other money managers in the Fund. In light of the foregoing, the overall performance of the Fund over appropriate periods reflects, in great part, the performance of RIMCo in designing the Fund’s investment program, structuring the Fund, selecting an effective money manager with a particular investment style or sub-style for a segment that is complementary to the styles of the money managers of other Fund segments, and allocating assets among the money managers’ strategies in a manner designed to achieve the objectives of the Fund.

The Board considered that the prospectus for the Fund and other public disclosures emphasize to investors RIMCo’s role as the principal investment manager for the Fund, rather than the investment selection or recommendation role of the Fund’s money managers, and describe the manner in which the Fund operates so that investors may take that information into account when deciding to purchase shares of the Fund.

At a meeting held on August 25, 2015, the Board received a proposal from RIMCo to approve new portfolio management contracts between RIMCo and DePrince, Monarch, RBC, Snow and Timpani, respectively. The Trustees approved the terms of each proposed portfolio management contract with DePrince, Monarch, RBC, Snow and Timpani, respectively based upon RIMCo’s recommendation to hire the money manager at the proposed fee rate; information as to the reason for the proposed change; information as to the money manager’s role in the management of the Fund’s investment portfolio (including the amount of Fund assets to be managed pursuant to the money manager’s strategy) and RIMCo’s evaluation of the anticipated quality of the investment advisory services to be provided by the money manager; information as to any significant business relationships between the money manager and RIMCo or Russell Financial Services, Inc., the Fund’s underwriter; the Fund’s Chief Compliance Officer’s evaluation of the money manager’s compliance program, policies and procedures and certification that they were consistent with applicable legal standards; RIMCo’s explanation as to the lack of relevance of money manager profitability to the evaluation of portfolio management contracts with money managers because the willingness of the money manager to serve in such capacity depends upon arm’s-length negotiations with RIMCo; RIMCo’s awareness of the standard fee rates charged by the money manager to other clients; RIMCo’s belief that the proposed investment advisory fees would be reasonable in light of the anticipated quality of investment advisory services to be rendered; and the expected costs of transitioning Fund assets. The Trustees considered information provided by RIMCo that, based on Fund assets of approximately $251 million (as of December 31, 2014), the proposed events would decrease by approximately $67,904 the aggregate money manager fees to be paid by RIMCo from its investment advisory fee as a result of the engagement of the money manager and, as a result, increase its profitability from its relationship with the Fund. The Trustees’ approval also reflected their findings at prior meetings, including their May 19-20, 2014 meeting, where the continuation of the Fund’s advisory agreement with RIMCo was approved, and their July 29, 2014 meeting, where a new advisory agreement with RIMCo was approved for a two-year period following a change in control of RIMCo, as well as information received throughout the course of the year, regarding the reasonableness of the aggregate investment advisory fees paid by the Fund, and the fact that the aggregate investment advisory fees paid by the Fund would not increase as a result of the implementation of the proposed money manager changes because the money manager’s investment advisory fees are paid by RIMCo.

Compensation

Under its advisory agreement with RIF, RIMCo receives an advisory fee from the Fund for its services. From its advisory fee, RIMCo, as agent for RIF, pays all Fund money managers for their investment selection or recommendation services. The remainder of the fee is retained by RIMCo as compensation for its services and to pay expenses. Quarterly, each Fund money manager, including DePrince, Monarch, RBC, Snow and Timpani, respectively, is paid a pro rata portion of its annual fee, based on the monthly average of all the assets allocated to it. The annual rate of the advisory fees payable by the Fund to RIMCo as a percentage of the average daily net assets of the Fund is 0.90% (estimated to be $2,215,401 based on an assumed average asset level of $246,155,707 for the twelve months ended December 31, 2014, RIF’s fiscal year end). Prior to the changes described herein, the aggregate annual rate of the advisory fees payable by RIMCo to the Fund’s money managers was approximately 0.32% (estimated to be $787,698 based on the same asset level). Giving effect to the changes described in this notice including any changes to the target allocation of Fund assets among the Fund’s money managers’ strategies and RIMCo, as applicable, the aggregate annual advisory fee payable by RIMCo to the Fund’s money managers would have been approximately 0.29% (estimated to have been $713,852 based on the same asset level). Because the money managers’ investment advisory fees are paid by RIMCo, the aggregate investment advisory fees paid by the Fund to RIMCo will not increase as a result of the changes described herein.

For the most recently completed fiscal year, the Fund paid no aggregate commissions to brokers affiliated with DePrince, Monarch, RBC, Snow or Timpani.

The money managers may use brokerage commissions to pay for soft dollar research services. Any such use will be in accordance with Section 28(e) of the Securities Exchange Act of 1934.

Similar Investment Advisory Relationships

Monarch does not act as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

DePrince, RBC, Snow and Timpani each acts as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

DePrince	Assets as of September 30, 2015
Touchstone Small Cap Value Fund	$ 56.4 million
KP Small Cap Equity Fund	$ 99.5 million

RBC	Assets as of September 30, 2015
RBC Small Cap Core Fund	$229.4 million
Guidestone Small Cap Equity Fund	$104.7 million
AMG Funds LLC	$ 56.9 million
RBC Enterprise Fund	$105.8 million

Snow	Assets as of September 30, 2015
Columbia Funds Variable Series Trust II: VP – Partners Small Cap Value Fund	$185.0 million
SEI Institutional Investments Trust: Small Cap II Fund	$ 57.0 million
SEI Institutional Managed Trust: Small Cap Fund	$ 74.0 million
Guidestone Capital Management Select Funds	$ 49.0 million

Timpani	Assets as of September 30, 2015
Frontier Timpani Small Cap Growth Fund	$ 54.0 million
UBS PACE Small/Medium Co Growth Equity Investments	$ 49.0 million

Additional Information About DePrince, Monarch, RBC, Snow and Timpani

DePrince, Race & Zollo, Inc., 250 Park Avenue South, Suite 250, Winter Park, FL 32789, is controlled by Gregory M. DePrince, John D. Race and Victor A. Zollo through each of their controlling share ownership.

Monarch Partners Asset Management LLC, One International Place, 45th Floor, Boston, MA, 02110-2602, is 100% employee-owned and is controlled by Wayne Joseph Archambo through his controlling share ownership.

RBC Global Asset Management (U.S.) Inc., 100 South 5th Street, Suite 2300, Minneapolis, MN 55402-1230, is a wholly owned subsidiary of the Royal Bank of Canada, a publicly traded company.

Snow Capital Management L.P., 2000 Georgetown Drive, Suite 200, Sewickley, PA 15143, is employee-owned and is controlled by Snow Capital Management Holdings L.P. through its controlling share ownership. Snow Capital Management Holdings L.P. is controlled by Snow Capital Management Inc., which is owned 100% by Richard Snow.

Timpani Capital Management LLC, 10850 West Park Place, Suite 1020, Milwaukee, WI 53224, is 75% owned and controlled by Growth Investment Managers LLC and 25% owned by Frontier One LLC. Growth Investment Managers LLC is owned by Brandon Nelson, Ryan Isherwood and Michael Klenn and controlled by Brandon Nelson via his controlling share ownership. Frontier One LLC is owned by William D. Forsyth III, Patrick Casey Magner, and Mark Ziehr and controlled by William D. Forsyth III via his controlling share ownership.

The names and principal occupations of the principal executive officers and each director or general partner of DePrince, all located at 250 Park Avenue South, Suite 250, Winter Park, FL 32789, are listed below.

Name	Principal Occupation/Title
George M. DePrince	Exec V.P., Secretary, Director, Chairman
John D. Race, Jr.	Exec V.P., Treasurer, Director, Co-CEO
Victor A. Zollo	President, Director, Co-CEO
Angela A. Johnston	Chief Financial Officer
Gregory T. Ramsby	Vice-President
Jill S. Lynch	Vice-President
Kelly W. Carbone	Vice-President
Adelbert R. Sanchez	Chief Compliance Officer

The names and principal occupations of the principal executive officers and each director or general partner of Monarch, all located at One International Place, 45th Floor, Boston, MA, 02110-2602, are listed below.

Name	Principal Occupation/Title
Wayne J. Archambo	General Partner, Portfolio Manager
Deb Donahue	Partner
Jane Liou Li	Partner
Paul W. Elia	Partner
Sean M. Greely	Partner
Henry J. Lawlor	Partner
Alexander T. Nobel	Operations Manager
Alexander E. Archambo	Operations Analyst

The names and principal occupations of the principal executive officers and each director or general partner of RBC, all located at 100 South 5th Street, Suite 2300, Minneapolis, MN 55402-1230, are listed below.

Name	Principal Occupation/Title
Michael T. Lee	CFA Director, President, CEO, CIO
Carol Kuha	CFA COO
Brandon Lew	Vice President
Steven Decicco	CFO, Treasurer
Theresa Seto Alewine	CCO
Esther Louis	Assistant Secretary

Damon Williams	Director
John Taft	Director
Ann Senne	Director
Kadeidre Screen	Assistant Secretary
Renee DeGagne	Director

The names and principal occupations of the principal executive officers and each director or general partner of Snow, all located at 2000 Georgetown Drive, Suite 200, Sewickley, PA 15143, are listed below.

Name	Principal Occupation/Title
Richard A. Snow	President & Chairman of the Board
Carl Vuono	Vice President – Chief Operating Officer
David Williams	Vice President – Managing Director
Daniel T. McNichol	Vice President – Managing Director
David A. Mathews	Vice President – Managing Director
Edward G. Jenkins, III	Vice President – Managing Director
Michael J. Ford	Vice President – Managing Director
Joshua R. Schachter	Vice President – Portfolio Manager
Nathan T. Snyder	Vice President – Portfolio Manager
Anne S. Wickland	Vice President – Co-Portfolio Manager
Simon Rosenberg	Vice President – Co-Portfolio Manager
Abigail K. Mooney	Vice President – Chief Compliance Officer
Jessica Bemer	Vice President
Michael P. Chiodo	Secretary / Treasurer

The names and principal occupations of the principal executive officers and each director or general partner of Timpani, all located at 10850 West Park Place, Suite 1020, Milwaukee, WI 53224, are listed below.

Name	Principal Occupation/Title
William Forsyth III	President, Director
Brandon Nelson	Chief Investment Officer, Director
Casey Magner	Vice President, Director
Mark Ziehr	Chief Financial Officer
Christopher Currie	Chief Compliance Officer

No officers or trustees of RIF are officers, employees, directors, general partners or shareholders of DePrince, Monarch, RBC, Snow or Timpani. In addition, since the beginning of RIF’s most recently completed fiscal year, no trustee of RIF has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which DePrince, Monarch, RBC, Snow or Timpani, or their respective parent entities or subsidiaries or any subsidiaries of the parents of any such entities, was or is to be a party. Since the beginning of RIF’s most recently completed fiscal year, none of the Trustees purchased or sold securities of DePrince, Monarch, RBC, Snow or Timpani or their respective parent or subsidiaries.

Related Information

Russell Investment Management Company, 1301 Second Avenue, 18th Floor, Seattle, WA 98101, provides or oversees the provision of all investment advisory and portfolio management services for the Fund.

Russell Financial Services, Inc., 1301 Second Avenue, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIMCo, is the principal distributor of Fund shares.

Russell Fund Services Company, 1301 Second Avenue, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIMCo, is the administrator of the Fund.

Additional Information

If possible, depending on contract owner registration and address information, and unless you have otherwise opted out, only one copy of this Information Statement is being delivered to contract owners residing at the same address. If you would like to receive an additional copy, please contact RIF by calling 1-800-787-7354 or writing to 1301 Second Avenue, 18th Floor, Seattle, WA 98101. RIF will then promptly deliver a separate copy of the Information Statements to any contract owner residing at an address to which only one copy was mailed. Contract owners wishing to receive separate copies of RIF’s Information Statements in the future, and contract owners sharing an address that wish to receive a single copy if they are receiving multiple copies should direct such inquiries to their Insurance Company.

If you have any questions about the changes described in this Information Statement or if you wish to obtain a copy of the Fund’s annual or semiannual reports to shareholders at no charge, please contact your Insurance Company or RIF, at 1301 Second Avenue, 18th Floor, Seattle, WA 98101 or 1-800-787-7354.